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                                                                   EXHIBIT 23.6

                             ACCOUNTANTS' CONSENT

The Board of Directors
CapStar Hotel Company:

We consent to incorporation by reference in the registration statement on Form S-4 of American General Hospitality Corporation of our report dated February 6, 1998 related to the consolidated balance sheets of CapStar Hotel Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1997 and the supplementary schedule and our report dated March 30, 1998 related to the combined balance sheets of the management and leasing business of CapStar Hotel Company and subsidiaries ("OpCo") as of December 31, 1997 and 1996 and the related combined statements of operations, owner's equity and cash flows for each of the years in the three-year period ended December 31, 1997.

We also consent to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Peat Marwick LLP

Washington, D.C.
April 7, 1998